UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2010
ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
As previously disclosed, on December 17, 2009, Royal Gold, Inc. (“Royal Gold”) and its wholly-owned Canadian subsidiary (“Canco”) entered into an Arrangement Agreement (the “Agreement”) with International Royalty Corporation (“IRC”), a global mineral royalty company based in Englewood, Colorado, to undertake a Plan of Arrangement whereby Royal Gold, through Canco, and with the unanimous support of IRC’s board of directors, will acquire all of the issued and outstanding common shares of IRC.
On January 15, 2010, Royal Gold, Canco and IRC entered into an Amended and Restated Arrangement Agreement (the “Amended and Restated Agreement”), effective as of December 17, 2010, which made certain changes of a technical nature to the Agreement.
The Amended and Restated Agreement is filed as Exhibit 2.1 hereto and incorporated by reference into this Item 1.01.
Cautionary Statements
The Amended and Restated Agreement, and the relevant schedules thereto, have been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Amended and Restated Agreement is not intended to be a source of factual, business or operational information about the parties.
The Amended and Restated Agreement, along with the relevant schedules thereto, contain representations and warranties that Royal Gold and IRC made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of effectuating the transactions contemplated by the Amended and Restated Agreement and may be subject to important qualifications and limitations agreed to by Royal Gold and IRC in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between Royal Gold and IRC rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.
Item 3.02 Unregistered Sales of Equity Securities.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

2.1	Amended and Restated Arrangement Agreement, dated January 15, 2010, by and among Royal Gold, Inc., RG Exchangeco Inc. (formerly, 7296355 Canada Ltd.) and International Royalty Corporation Arrangement Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
By:	/s/ Karen Gross
	Name:	Karen Gross
	Title:	Vice President and Corporate Secretary

Dated: January 22, 2010

Exhibit Index

Exhibit No.
2.1	Amended and Restated Arrangement Agreement, dated January 15, 2010, by and among Royal Gold, Inc., RG Exchangeco Inc. (formerly, 7296355 Canada Ltd.) and International Royalty Corporation Arrangement Agreement.